UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 18, 2006
ANCHOR GLASS CONTAINER CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)
3101 W. Dr. Martin Luther King Jr. Blvd., Tampa, Florida 33607
(Address of Principal Executive Offices) (Zip Code)
(813) 884-0000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 (b) Bankruptcy or Receivership.
On April 18, 2006, an order was entered in the United States Bankruptcy Court Middle District of Florida, Tampa Division, confirming the Second Amended Plan of Reorganization (the “Plan”) of Anchor Glass Container Corporation (“Anchor”).
Under the terms of the Plan, Anchor’s Senior Secured Noteholders will own the majority of Anchor’s equity and Anchor will exit chapter 11 as a privately held company. Exit financing commitments in the amount of $145 million for a term loan and $70 million for a revolving credit facility have been received from Credit Suisse. Unsecured creditors will receive a cash distribution of approximately $8.6 million. Based upon current estimates, unsecured claims approximate $120 million. Current equity holders will receive no distribution and their shares will be cancelled.
The Second Amended Plan of Reorganization of Anchor Glass Container Corporation was included as an exhibit to Form 8-K filed March 14, 2006. The order confirming the Plan is filed as an exhibit herewith.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

The following exhibits are filed herewith:

99.1	Order Confirming Second Amended Plan of Reorganization of Anchor Glass Container Corporation

99.2	Press release issued on April 18, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION

/s/ Mark S. Burgess

Name:	Mark S. Burgess
Title:	Chief Executive Officer
(Duly Authorized Officer)
Date: April 20, 2006